EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PepsiAmericas, Inc.

We consent to the use of our report dated February 3, 2004, with respect to the consolidated balance sheets of PepsiAmericas, Inc. as of the end of fiscal years 2003 and 2002, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the fiscal years 2003, 2002 and 2001, incorporated herein by reference.

/s/ KPMG, LLP

Chicago, Illinois
August 19, 2004